                                     FORM OF

                             PARTICIPATION AGREEMENT
                                  BY AND AMONG

                                       AND
                               CREDIT SUISSE TRUST
                                       AND
                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                                       AND
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.


         THIS AGREEMENT, made and entered into this ____ day of _____________, 2002, by and among ______________________ (the "Plan"); Credit Suisse Warburg Pincus Trust, an open-end management investment company and business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"); Credit Suisse Asset Management, LLC, a limited liability company organized under the laws of the State of Delaware (the "Adviser"); and Credit Suisse Asset Management Securities, Inc., a corporation organized under the laws of the State of Delaware ("CSAMSI").

         WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies (the "Participating Insurance Companies") and pension and retirement plans which meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended ("Qualified Plans"); and

         WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

         WHEREAS, the Fund has received an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and Qualified Plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Plan, the Fund, the Adviser and/or CSAMSI by virtue of the receipt of such order by the SEC will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party; and

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         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

         WHEREAS, CSAMSI, the Fund's distributor, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD");

         NOW, THEREFORE, in consideration of their mutual promises, the Plan, the Fund, the Adviser and CSAMSI agree as follows:

ARTICLE I. SALE OF FUND SHARES

1.1. The Fund agrees to sell to the participants in the Plan ("Participants") those shares of the Portfolios named in Schedule 2 (the "Designated Portfolios") that each Participant orders, executing such orders on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Plan will be the designee of the Fund for receipt of such orders from each Participant and receipt by such designee will constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day ("T+1"). "Business Day" will mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

1.2. The Plan will pay for Fund shares on T+1 in each case that an order to purchase Fund shares is made in accordance with Section 1.1 above. Payment will be in federal funds transmitted by wire. This wire transfer will be initiated by 12:00 p.m. Eastern Time.

1.3. The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Participants on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the SEC, and the Fund shall use reasonable efforts to calculate such net asset value on each day the NYSE is open for trading; provided, however, that the Fund, the Adviser or CSAMSI may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in its or their sole discretion acting in good faith, necessary in the best interests of the shareholders of such Portfolio.

1.4. On each Business Day on which the Fund calculates its net asset value, the Plan will aggregate and calculate the net purchase or redemption orders for each Designated Portfolio in which Participant assets are invested. Net orders will only reflect orders that the Plan has received prior to the close of regular trading on the NYSE currently 4:00 p.m., Eastern Time) on that Business Day. Orders that the Plan has received after the close of regular trading on the NYSE will be treated as though received on the next Business Day. Each communication of orders by the Plan will constitute a representation that such orders were received by it prior to the close of regular trading on the NYSE on the Business Day on which the purchase or redemption order is priced in accordance with Rule 22c-1 under the 1940 Act. Other procedures relating to the handling of orders will be in accordance with the prospectus and statement of information of the relevant Designated Portfolio or

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with oral or written instructions that CSAMSI or the Fund will forward to the
Plan from time to time.

1.5. The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Participants. No shares of any Portfolio will be sold other than as set forth in this Section 1.5.

1.6. The Fund agrees to redeem for cash, upon the Plan's request, any full or fractional shares of the Fund held by Participants, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its designee of the request for redemption. For purposes of this
Section 1.6, the Plan will be the designee of the Fund for receipt of requests for redemption from Participants and receipt by such designee will constitute receipt by the Fund, provided the Fund receives notice of request for redemption by 10:00 a.m. Eastern Time on the next following Business Day. Payment will be in federal funds transmitted by wire to the Plan's account as designated by the Plan in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Plan. The Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted by the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds to Participants; the Plan alone will be responsible for such action. If notification of redemption is received after 10:00 a.m. Eastern Time, payment for redeemed shares will be made on the next following Business Day.

1.7. The Plan agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.

1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Plan or any Participant. Purchase and redemption orders for Fund shares will be recorded in an appropriate subaccount of each Participant.

1.9. The Fund will furnish same day notice (by telecopier, followed by written confirmation) to the Plan of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. All such dividends and distributions as are payable on the Designated Portfolio shares shall be in the form of additional shares of that Designated Portfolio. The Fund will notify the Plan of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund will make the net asset value per share for each Designated Portfolio available to the Plan on a daily basis as soon as reasonably practicable after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:00 p.m., Eastern Time, but in no event later than 7:00 p.m., Eastern Time, each Business Day.

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1.11. In the event adjustments are required to correct any error in the computation of the net asset value of the Fund's shares, the Fund or CSAMSI will notify the Plan as soon as practicable after discovering the need for those adjustments that result in an adjustment of $10 or more to each Participant's account. Any such notice will state for each day for which an error occurred the incorrect price, the correct price and, to the extent communicated to the Fund's shareholders, the reason for the price change. The Plan may send this notice or a derivation thereof (so long as such derivation is approved in advance by CSAMSI or the Adviser) to Participants whose accounts are affected by the price change. The parties will negotiate in good faith to develop a reasonable method for effecting such adjustments.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1. The Plan represents and warrants that it is a tax-qualified employee benefit plan that meets the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and is subject to the Employee Retirement Income Security Act 1974, as amended ("ERISA"), and that the Designated Portfolios are authorized and appropriate investments for the Plan. The Plan further represents and warrants that it is in compliance in all material respects with applicable law and it will maintain such compliance during the term of this Agreement.

2.2. The Fund represents and warrants that Fund shares of the Designated Portfolios sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares of the Designated Portfolios are outstanding. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares or as may otherwise be required by applicable law. The Fund will register and qualify the shares of the Designated Portfolios for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3. The Fund represents that each Designated Portfolio is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Plan immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

2.4. The Fund represents and warrants that in performing the services described in this Agreement, the Fund will comply with all applicable laws, rules and regulations.

2.5. The Fund represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with applicable provisions of the 1940 Act.

2.6. CSAMSI represents and warrants that it will distribute the Fund shares of the Designated Portfolios in accordance with all applicable federal and state securities laws including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

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2.7. CSAMSI represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with any applicable state and federal securities laws.

2.8. The Fund represents and warrants that all of its trustees, officers, employees, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. CSAMSI and the Fund's investment adviser(s) represent and warrant that they are and continue to be at all times covered by policies similar to the aforesaid bond.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

3.1. The Fund or CSAMSI will provide the Plan, at the Fund's or its affiliate's expense, with as many copies of the current Fund prospectus for the Designated Portfolios as the Plan may reasonably request for distribution, at the Plan's expense, to Participants. The Fund or CSAMSI will provide the copies of said prospectus to the Plan or to its mailing agent.

3.2. The Fund or CSAMSI will provide the Plan, at the Fund's or its affiliate's expense, with as many copies of the statement of additional information as the Plan may reasonably request for distribution, at the Plan's expense, to Participants. The Fund or CSAMSI will provide the copies of said statement of additional information to the Plan or to its mailing agent.

3.3. To the extent that the Fund is required by law to cease selling shares of a Designated Portfolio, the Plan agrees to cease offering shares of the Designated Portfolio until the Fund or CSAMSI notifies the Plan otherwise.

3.4. The Plan will vote proxies as required by applicable law and its governing Plan documents. The Fund or CSAMSI, at the Fund's or its affiliate's expense, will provide the Plan or its mailing agent with copies of its proxy material, if any, reports to shareholders and other communications to shareholders in such quantity as the Plan may reasonably require.

3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, will comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

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ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1. CSAMSI will provide the Plan on a timely basis with investment performance information for each Designated Portfolio, including total return for the preceding calendar month and calendar quarter, the calendar year to date, and the prior one-year, five-year, and ten year (or life of the Designated Portfolio) periods. The Plan may, based on the information supplied by CSAMSI, prepare communications for Participants ("Participant Materials"). The Plan will provide copies of all Participant Materials concurrently with their first use for CSAMSI's internal recordkeeping purposes. It is understood that neither CSAMSI nor any Designated Portfolio will be responsible for errors or omissions in, or the content of, Participant Materials except to the extent that the error or omission resulted from information provided by or on behalf of CSAMSI or the Designated Portfolio. Any printed information that is furnished to the Plan pursuant to this Agreement other than each Designated Portfolio's prospectus or statement of additional information (or information supplemental thereto), periodic reports and proxy solicitation materials is CSAMSI's sole responsibility and not the responsibility of any Designated Portfolio or the Fund. The Plan agrees that the Portfolios, the shareholders of the Portfolios and the officers and governing Board of the Fund will have no liability or responsibility to the Plan in these respects.

4.2. Except as otherwise provided herein, the Plan will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the registration statement, prospectus or statement of additional information for Fund shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or CSAMSI for distribution, or in sales literature or other material provided by the Fund, the Adviser or by CSAMSI, except with permission of CSAMSI. The Plan will furnish, or will cause to be furnished, to the Fund, the Adviser or CSAMSI, each piece of sales literature or other promotional material in which the Plan is named, at least ten (10) business days prior to its use. No such sales literature or other promotional material which requires the permission of CSAMSI prior to use will be used if CSAMSI reasonably objects to such use within five (5) business days after receipt.

         Nothing in this Section 4.2 will be construed as preventing the Plan or its agents from giving advice on investment in the Fund.

4.3. The Fund, the Adviser and CSAMSI will not give any information or make any representations or statements on behalf of the Plan or concerning the Plan other than the information or representations contained in published reports which are in the public domain or approved by the Plan for distribution to Participants, or in sales literature or other material provided by the Plan, except with permission of the Plan. The Plan agrees to respond to any request for approval on a prompt and timely basis. The Fund, the Adviser or CSAMSI will furnish, or will cause to be furnished, to the Plan or its designee, each piece of sales literature or other promotional material in which the Plan is named at least ten
(10) business days prior to its use. No such material will be used if the Plan reasonably objects to such use within five (5) business days after receipt of such material.

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4.4. The Fund will provide to the Plan one complete copy of all prospectuses, statements of additional information, shareholder reports, proxy statements, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC, the NASD or other regulatory authority.

4.5. The Plan acknowledges that disclosure in Plan prospectuses or other disclosure documents regarding potential risks of mixed and shared funding may be appropriate. The Plan will provide to the Fund a copy of the Internal Revenue Service Determination letter that relates to the Plan and at least one complete copy of any materials prepared by the Plan or its agents relating to the Fund, the Designated Portfolios or their service providers.

4.6. For purposes of Section 4.5, the material covered includes, but is not limited to, advertisements, sales literature and educational or training materials or other communications distributed or made generally available by the Plan.

4.7. The Fund and CSAMSI hereby consent to the Plan's use of the names of any Designated Portfolio and of the Adviser, subject to the terms of Sections 4.1 and 4.2 of this Agreement. Such consent will continue only as long as any Participants are invested in the relevant Designated Portfolio.

ARTICLE V. FEES AND EXPENSES

5.1. The Fund, the Adviser and CSAMSI will pay no fee or other compensation to the Plan (other than as set forth in the administrative services letter agreement between CSAMSI and the Plan) except if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Plan or its agent if and in such amounts agreed to by the Fund in writing.

5.2. All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares; preparation and filing of the Fund's prospectus, statement of additional information and registration statement, proxy materials and reports; setting in type and printing the Fund's prospectus; setting in type and printing proxy materials and reports by it to Participants (including the costs of printing a Fund prospectus that contains an annual report); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and all other expenses set forth in Article III of this Agreement.

ARTICLE VI. DIVERSIFICATION

6.1. The Fund will comply with Section 817(h) of the Internal Revenue Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps: (a) to notify the Plan of such breach; and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.

ARTICLE VII. POTENTIAL CONFLICTS

7.1. The Board of Trustees of the Fund (the "Fund Board") will monitor the Fund for the existence of any irreconcilable material conflict among the interests of persons investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, labor or securities laws or regulations or laws or regulations affecting Qualified Plans, including ERISA, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, labor or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by owners of variable annuity contracts, owners of variable life insurance contracts and trustees of Qualified Plans; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contractowners or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants. The Fund Board will promptly inform the Plan if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Plan will report any potential or existing conflicts of which it is aware to the Fund Board. The Plan agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, if pass-through voting is applicable, an obligation by the Plan to inform the Fund Board whenever it has determined to disregard Participant voting instructions. The Plan's responsibilities hereunder will be carried out with a view only to the interest of, if applicable, Participants.

7.3. If it is determined by a majority of the Fund Board, or a majority of its disinterested trustees, that an irreconcilable material conflict exists, the Plan will, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, including
(a) withdrawing the assets allocable to some or all of the assets of the Plan from the relevant Portfolio and reinvesting those assets in a different investment medium and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Plan's decision to disregard Participant voting instructions, if applicable, and that decision represents a minority position or would preclude a majority vote, the Plan may be required, at the election of the Fund, to withdraw its investment in the relevant Portfolio, and no charge or penalty will be imposed as a result of such withdrawal.

7.4. For purposes of Section 7.3 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund or the Adviser (or any other investment adviser to the Fund) be required to establish a new funding medium for the Participants. The Plan shall not be required to establish a new funding medium for the Plan if: (a) a majority of the Participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to documents governing the Plan, the Plan makes such decision without a Participant vote.

7.5. The Plan will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.

7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 7.1, 7.2 and 7.3 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. INDEMNIFICATION

8.1. Indemnification By The Plan

         (a) The Plan agrees to indemnify and hold harmless the Fund, the Adviser, CSAMSI, and each person, if any, who controls or who is under common control with the Fund, the Adviser or CSAMSI within the meaning of such term under the 1940 Act and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Plan) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in sales literature or other promotional material for the Plan (or any amendment or supplement thereto), or in any prospectuses or statements of additional information of the Fund to which the Plan has made any changes to the information provided to the Plan or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Plan by the Fund, the Adviser or CSAMSI for use in the sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of Fund shares; or

                  (2) arise out of or as a result of statements or representations by or on behalf of the Plan or wrongful conduct of the Plan or persons under its control, with respect to the sale or distribution of Fund shares (other than statements or representations contained in the Fund registration statement, Fund prospectus, Fund statement of additional information, sales literature or other promotional material of the Fund not supplied by the Plan or persons under its control); or

                  (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Plan or persons under its control; or

                  (4) arise as a result of any failure by the Plan to provide the services and furnish the materials under the terms of this Agreement; or

                  (5) arise out of any material breach of any representation and/or warranty made by the Plan in this Agreement or arise out of or result from any other material breach by the Plan of this Agreement, including, but not limited to, a failure to comply with the provisions of Section 3.3;

                  except to the extent provided in Sections 8.1(b) and 8.3 hereof. This indemnification will be in addition to any liability that the Plan otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.1(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties promptly will notify the Plan of the commencement of any non-routine litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the operation of the Fund.

8.2. Indemnification By The Adviser, the Fund and CSAMSI

          (a) The Adviser, the Fund and CSAMSI, in each case solely to the extent relating to such party's responsibilities hereunder, agree to indemnify and hold harmless the Plan and each person, if any, who controls or who is under common control with the Plan within the meaning of such term under the 1940 Act and any director, trustee, officer, partner, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                  (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made (in each case substantially as transmitted to you by the Fund or CSAMSI), provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser, CSAMSI or the Fund by or on behalf of the Plan for use in the registration statement, prospectus or statement of additional information for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of Fund shares; or

                  (2) arise out of or as a result of statements or representations or wrongful conduct of the Adviser, the Fund or CSAMSI or persons under the control of the Adviser, the Fund or CSAMSI respectively, with respect to the sale of the Fund shares (other than statements or representations contained in a registration statement, prospectus, statement of additional information, sales literature or other promotional material not supplied by the Adviser, the Fund, CSAMSI or persons under their control); or

                  (3) arise as a result of any failure by the Fund, the Adviser or CSAMSI to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements and procedures related thereto specified in Article VI of this Agreement); or

                  (4) arise out of or result from any material breach of any representation and/or warranty made by the Adviser, the Fund or CSAMSI in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser, the Fund or CSAMSI;

                  except to the extent provided in Sections 8.2(b) and 8.3 hereof. These indemnifications will be in addition to any liability that the Fund, Adviser or CSAMSI otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.2(a) to the extent such loss, claim, damage, liability or litigation is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement by the party seeking indemnification.

         (c) The Indemnified Parties will promptly notify the Adviser, the Fund and CSAMSI of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares.

8.3. Indemnification Procedure

         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.3) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this Section 8.3) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or
(b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

ARTICLE IX. APPLICABLE LAW

9.1. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act, the 1940 Act and ERISA, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC or the Department of Labor (the "DOL") may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

ARTICLE X. TERMINATION

10.1. This Agreement will terminate:

         (a) at the option of any party, with or without cause, with respect to some or all of the Designated Portfolios, upon ninety (90) days' advance written notice to the other parties; or

         (b) at the option of the Plan, upon receipt of the Plan's written notice by the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or Federal law; or

         (c) at the option of the Fund, upon receipt of the Fund's written notice by the other parties, upon institution of formal proceedings against the Plan by the NASD, the SEC, the DOL or any other regulatory body regarding the Plan's duties under this Agreement or related to the Participants, the administration of the Plan, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Plan's ability to perform its obligations under this Agreement; or

         (d) at the option of the Plan, upon receipt of the Plan's written notice by the other parties, upon institution of formal proceedings against the Fund, Adviser or CSAMSI by the NASD, the SEC or any other regulatory body, provided that the Plan determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's, Adviser's or CSAMSI's ability to perform its obligations under this Agreement; or

         (e) at the option of the Plan, upon receipt of the Plan's written notice by the other parties, with respect to any Designated Portfolio if the Designated Portfolio ceases to qualify as a regulated investment plan under Subchapter M of the Internal Revenue Code, or under any successor or similar provision, or if the Plan reasonably and in good faith believes that the Designated Portfolio may fail to so qualify; or

         (f) at the option of the Plan, upon receipt of the Plan's written notice by the other parties, with respect to any Designated Portfolio if the Designated Portfolio fails to meet the diversification requirements specified in
Article VI hereof or if the Plan reasonably and in good faith believes the Designated Portfolio may fail to meet such requirements; or

         (g) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement which material breach is not cured within thirty (30) days of said notice; or

         (h) at the option of the Plan, if the Plan determines in its sole judgment exercised in good faith, that either the Fund, the Adviser or CSAMSI has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Plan, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (i) at the option of the Fund, the Adviser or CSAMSI, if the Fund, the Adviser or CSAMSI respectively, determines in its sole judgment exercised in good faith, that the Plan has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund, the Adviser or CSAMSI, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

         (j) at the option of the Plan or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of:
(1) all contractowners of variable insurance products of all separate accounts; or (2) the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or (3) participants in qualified pension and retirement plans and other investors in the Fund.

10.2. Notice Requirement

         No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.

10.3. Effect of Termination

         In the event of any termination of this Agreement other than pursuant to subsection (c), (i) or (j) of Section 10.1, the Fund and CSAMSI will, at the option of the Plan, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, to all Participants investing in the Fund on the effective date of termination of this Agreement. Specifically, without limitation, these Participants will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments.

10.4. Surviving Provisions

         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, each party's obligations under Section 12.6 will survive and not be affected by any termination of this Agreement. Finally, with respect to Participants investing in the Fund on the effective date of termination of this Agreement, as provided in Section 10.3, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

ARTICLE XI. NOTICES

11.1. Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

         If to the Plan:


         If to the Fund, the Adviser or CSAMSI:

         466 Lexington Avenue
         New York, New York 10017
         Attn:  General Counsel

ARTICLE XII. MISCELLANEOUS

12.1. The Fund, the Adviser and CSAMSI acknowledge that the identities of Participants, information maintained regarding Participants, and all computer programs and procedures or other information developed or used by the Plan or any of its agents in connection with the Plan's performance of its duties under this Agreement are the valuable property of the Plan. The Fund, the Adviser and CSAMSI agree that if they come into possession of any list or compilation of the identities of or other information about the Participants, or any other information or property of the Plan, other than such information as is publicly available or as may be independently developed or compiled by the Fund, the Adviser or CSAMSI from information supplied to them by the Participants who also maintain accounts directly with the Fund, the Adviser or CSAMSI, the Fund, the Adviser and CSAMSI will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Plan's prior written consent; or (b) as required by law or judicial process. The Plan acknowledges that the identities of the customers of the Fund, the Adviser, CSAMSI or any of their affiliates (collectively the "Adviser Protected Parties" for purposes of this Section 12.1), information maintained regarding those customers, and all computer programs and procedures or other information developed or used by the Adviser Protected Parties or any of their employees or agents in connection with the Fund's, the Adviser's or CSAMSI's performance of their respective duties under this Agreement are the valuable property of the Adviser Protected Parties. The Plan agrees that if it comes into possession of any list or compilation of the identities of or other information about the Adviser Protected Parties' customers, or any other information or property of the Adviser Protected Parties, other than such information as is publicly available or as may be independently developed or compiled by the Plan from information supplied to them by the Adviser Protected Parties' customers who also maintain accounts directly with the Plan, the Plan will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Fund's, the Adviser's or CSAMSI's prior written consent; or (b) as required by law or judicial process. Each party acknowledges that any breach of the agreements in this Section 12.1 would result in immediate and irreparable harm to the other parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the other parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

12.4. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.

12.5. This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.

12.6. Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and the DOL) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Upon request by the Fund or CSAMSI, the Plan agrees to promptly make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or CSAMSI, as the case may be. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision will survive termination of this Agreement.

12.7. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary trust, corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

12.8. The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this agreement, will be satisfied solely out of the assets of the Fund and that no trustee, officer, agent or holder of shares of beneficial interest of the Fund will be personally liable for any such liabilities. No Portfolio or series of the Fund will be liable for the obligations or liabilities of any other Portfolio or series.

12.9. The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Designated Portfolios of the Fund or other applicable terms of this Agreement.

12.10. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the date specified below.


                                      _____________________________________

                                      By: _________________________________
                                      Name:________________________________
                                      Title:_______________________________


                                      CREDIT SUISSE TRUST

                                      By: _________________________________
                                      Name:________________________________
                                      Title:_______________________________


                                      CREDIT SUISSE ASSET MANAGEMENT, LLC

                                      By:__________________________________
                                      Name_________________________________
                                      Title:_______________________________


                                      CREDIT SUISSE ASSET MANAGEMENT SECURITIES,
                                      INC.

                                      By:__________________________________
                                      Name:________________________________
                                      Title:_______________________________

                                   SCHEDULE 1

                             PARTICIPATION AGREEMENT
                                  BY AND AMONG

                                       AND
                               CREDIT SUISSE TRUST
                                       AND
                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                                       AND
                 CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.

Participants in the plan are permitted in accordance with the provisions of this Agreement to invest in Designated Portfolios of the Fund set forth below:

Global Technology

Blue Chip

Emerging Markets